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                                                          EXHIBIT (25)


                             POWER OF ATTORNEY


     Each person whose signature appears below constitutes and appoints Roger D. Chesley, Kenneth J. Jones and Jeffrey A. Mereschuk, each of them, his true and lawful attorney-in-fact and agents for him and in his name, place and stead, and in the capacities indicated below, to sign the Annual Report on Form 10-K of Amstar Corporation for the year ended December 31, 1993, and to sign any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

     Signature                Title                    Date



/s/ Howard B. Wentz, Jr. Chairman of the Board    March 1, 1994
Howard B. Wentz, Jr.     and Director



/s/ Robert A. Haversat   President and Director   Feb. 28, 1994
Robert A. Haversat       (Principal Executive
                         Officer)



/s/ Jeffrey A. Mereschuk Vice President,          Feb. 22, 1994
Jeffrey A. Mereschuk     Chief Financial Officer
                         and Treasurer



/s/ John D. Speridakos   Controller (Principal    Feb. 22, 1994
John D. Speridakos       Accounting Officer)



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/s/ James J. Burke, Jr.  Director                 March 1, 1994
James J. Burke, Jr.



/s/ A.J. Fitzgibbons,III Director                 March 1, 1994
A. J. Fitzgibbons, III



/s/ Alexis P. Michas     Director                 March 1, 1994
Alexis P. Michas



/s/ Jerry G. Rubenstein  Director                 March 1, 1994
Jerry G. Rubenstein